As filed with the Securities and Exchange Commission on November 10, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	22-2785165
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

358 Hall Avenue
Wallingford, Connecticut 06492

(203) 265-8900

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation

(formerly known as The 2004 Stock Option Plan for Directors of Amphenol Corporation)

The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries

(Full title of the plans)

Edward C. Wetmore, Esq. Vice President, Secretary and General Counsel Amphenol Corporation 358 Hall Avenue Wallingford, Connecticut 06492 (203) 265-8634	Copy to: Ronald A. Fleming, Jr. Pillsbury Winthrop Shaw Pittman LLP 1540 Broadway New York, New York 10036 (212) 858-1214
(Name , address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Class A Common Stock, par value $0.001 per share: To be issued under the Amended 2004 Stock Option Plan for Directors of Amphenol Corporation	500,000 shares	$41.88	$20,940,000	$1,169
Class A Common Stock, par value $0.001 per share: To be issued under the 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries	16,000,000 shares	$41.88	$670,080,000	$37,391
(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares of Common Stock to be offered or sold pursuant to the above-named plans that may be issued as a result of the adjustment provisions therein by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the registrant’s outstanding shares of Common Stock.

(2)

The proposed maximum offering price per share, proposed maximum aggregate offering price and amount of registration fee for the 16,500,000 shares of Common Stock available for the grant of future awards were calculated pursuant to Rule 457(h) under the Securities Act, based on the average of the high and low prices of the shares of Common Stock on the New York Stock Exchange on November 6, 2009.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Note: The documents containing the information specified in this Part I will be sent or given to employees of the Registrant as required by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  These documents are not filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.  Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 1.                                                       Plan Information.

See Note above.

Item 2.                                                       Registrant Information and Employee Plan Annual Information.

See Note above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                                       Incorporation of Documents by Reference.

The following documents, which have been filed by Amphenol Corporation (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in this Registration Statement:

(a)                                The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on February 23, 2009;

(b)                               The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 6, 2009; for the fiscal quarter ended June 30, 2009, filed with the Commission on August 6, 2009; and for the fiscal quarter ending September 30, 2009, filed with the Commission on October 26, 2009;

(c)                                The Registrant’s Current Reports on Form 8-K, filed with the Commission on January 9, October 30, November 4 and November 5, 2009; and

(d)                               The description of the Registrant’s capital stock contained in the Registrant’s registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.  For purposes of this Registration Statement, any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.                                                       Description of Securities.

See Item 3(d) above.

Item 5.                                                       Interests of Named Experts and Counsel.

The validity of the securities registered hereby has been passed upon for the Registrant by Edward C. Wetmore, Esq., Vice President, Secretary and General Counsel of the Registrant.  As of November 9, 2009, Mr. Wetmore beneficially owned 127,192 shares of Common Stock of the Company (including 1,392 shares held directly and 125,800 shares issuable upon the exercise of options vested as of November 9, 2009 or within 60 days thereafter).

Item 6.                                                       Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Article Seventh of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that, except as otherwise provided by the DGCL as the same exists or may hereafter be amended, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.  In addition, Article Eighth of the Registrant’s Amended and Restated Certificate of Incorporation, as amended, provides that, to the fullest extent permitted by the DGCL, the Registrant shall indemnify any current or former director or officer of the Registrant and may, at the discretion of the Board of Directors, indemnify any current or former employee or agent of the Registrant against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding brought by or in the right of the Registrant or otherwise, to which he was or is a party by reason of his current or former position with the Registrant or by reason of the fact that he is or was serving, at the request of the Registrant, as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article IV of the Registrant’s By-laws provides for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.  The Registrant maintains liability insurance for its officers and directors.

Item 7.                                                       Exemptions from Registration Claimed.

Not applicable.

Item 8.                                                       Exhibits.

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K and incorporated herein by reference)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 26, 2004 (filed as Exhibit 3.2 to the June 30, 2004 Form 10-Q and incorporated herein by reference)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 2007 (filed as Exhibit 3.4 to the December 31, 2007 Form 10-K and incorporated herein by reference)

4.4	By-Laws of the Company as of May 19, 1997 (filed as Exhibit 3.2 to the June 30, 1997 Form 10-Q and incorporated herein by reference)

5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney of certain officers and directors of Registrant (included on the signature page hereof)

99.1	The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (filed as Exhibit 10.29 to the June 30, 2008 Form 10-Q and incorporated herein by reference)

99.2	The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (filed as Exhibit 10.7 to the June 30, 2009

Form 10-Q and incorporated herein by reference)

99.3	Form of 2009 Non-Qualified Stock Option Grant Agreement as of May 20, 2009 (filed as Exhibit 10.8 to the June 30, 2009 Form 10-Q and incorporated herein by reference)

99.4	Form of 2009 Management Stockholder’s Agreement as of May 20, 2009 (filed as Exhibit 10.9 to the June 30, 2009 form 10-Q and incorporated herein by reference)

*                                    Filed herewith.

Item 9.                                                       Undertakings.

A.                      The Registrant hereby undertakes:

(1)                     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a)                     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)                    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)                     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)                     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.                        The Registrant further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act)

that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Amended and Restated Certificate of Incorporation of the Registrant, the By-Laws of the Registrant and the provisions of Delaware law described under Item 6 above, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Wallingford, State of Connecticut, on the 10th day of November, 2009.

AMPHENOL CORPORATION

/s/ R. ADAM NORWITT

R. Adam Norwitt
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Diana G. Reardon and Edward C. Wetmore, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ R. ADAM NORWITT	President and Chief Executive Officer	November 10, 2009
R. Adam Norwitt	(Principal Executive Officer)

/s/ DIANA G. REARDON	Senior Vice President and Chief Financial Officer	November 10, 2009
Diana G. Reardon	(Principal Financial Officer and Principal Accounting Officer)

/s/ MARTIN H. LOEFFLER	Chairman of the Board of Directors	November 10, 2009
Martin H. Loeffler

/s/ RONALD P. BADIE	Director	November 10, 2009
Ronald P. Badie

/s/ STANLEY L. CLARK	Director	November 10, 2009
Stanley L. Clark

/s/ EDWARD G. JEPSEN	Director	November 10, 2009
Edward G. Jepsen

/s/ ANDREW E. LIETZ	Director	November 10, 2009
Andrew E. Lietz

/s/ JOHN R. LORD	Director	November 10, 2009
John R. Lord

/s/ DEAN H. SECORD	Director	November 10, 2009
Dean H. Secord

AMPHENOL CORPORATION

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation, dated April 24, 2000 (filed as Exhibit 3.1 to the April 28, 2000 Form 8-K)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 26, 2004 (filed as Exhibit 3.2 to the June 30, 2004 Form 10-Q)

4.3	Second Certificate of Amendment of Amended and Restated Certificate of Incorporation, dated May 23, 2007 (filed as Exhibit 3.4 to the December 31, 2007 Form 10-K)

4.4	By-Laws of the Company as of May 19, 1997 (filed as Exhibit 3.2 to the June 30, 1997 Form 10-Q)

5.1	Opinion of Counsel*

23.1	Consent of Edward C. Wetmore, Esq. (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney of certain officers and directors of Registrant (included on the signature page hereof)

99.1	The Amended 2004 Stock Option Plan for Directors of Amphenol Corporation (filed as Exhibit 10.29 to the June 30, 2008 Form 10-Q)

99.2	The 2009 Stock Purchase and Option Plan for Key Employees of Amphenol and Subsidiaries (filed as Exhibit 10.7 to the June 30, 2009 Form 10-Q)

99.3	Form of 2009 Non-Qualified Stock Option Grant Agreement as of May 20, 2009 (filed as Exhibit 10.8 to the June 30, 2009 Form 10-Q)

99.4	Form of 2009 Management Stockholder’s Agreement as of May 20, 2009 (filed as Exhibit 10.9 to the June 30, 2009 Form 10-Q)